EXHIBIT 10.1
COMMERCIAL LEASE EXTENSION AND ADDENDUM
THIS LEASE EXTENSION AGREEMENT (hereinafter referred to as the “Lease Extension”) is made and entered into this 2nd day of August, 2006, by and between ACH BRO LLC (hereinafter referred to as “Landlord”) and, as assignor of that certain lease dated 11th February 2005 between ACH BRO LLC and HOI POLLOI LLC and the Commercial Lease Extension and Addendum with The Independent Veterinary Group LLC to Professional Veterinary Products, Ltd. (hereinafter referred to as “Tenant”) each agreeing to be bound by the terms and conditions of this Lease Extension.
In consideration of the covenants and obligations contained herein and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
1. PRIOR LEASE: Landlord and The Independent Veterinary Group LLC executed a Lease Agreement and Purchase Option dated 1st October 2005 (hereinafter “Lease Agreement”) with a term of lease commencing on the 14th day of March, 2005, and which expires on the 13th day of March, 2006 Tenant is the lawful assignor of the rights and obligations of HOI POLLOI LLC & Independent Veterinary Group, LLC under the terms of that lease agreement. All terms, conditions, and provisions of said Lease Agreement are hereby incorporated by reference or by attachment.
2. EXTENSION OF PRIOR LEASE TERM: ACH BRO LLC and Professional Veterinary Products, Ltd. hereby agree to extend and continue the aforementioned Lease Agreement to and until 31st July 2007.
3. REVISED RENT PAYMENTS: The revised rent for this lease shall be payable in equal monthly installments of $3,975.00 ($4.50 per s/f), payable on the 1st day of each month of the term. The first full rent payment under this Lease Extension is due on the 1st day of August, 2006.
4. REVISED OPTION AMOUNT: The option amount in paragraph 12 of the Lease and Purchase Option Agreement is hereby changed to $650,000.00.
5. ADDITIONAL RENT: Tenant agrees to pay Landlord additional rent in the amount of $333.32 for the premises situated and known as 334 Henry Street for the duration of this Lease Agreement or any subsequent extensions, thereto, or the termination of the lease agreement between the owner of the tract at 334 Henry Street and ACH BRO LLC, whichever first occurs.

ACH BRO LLC (“LANDLORD”):		Professional Veterinary Products Ltd. (Tenant):

Sign:	/s/ Christian H. Ach	Sign:	/s/ John Southworth

By:	Christian H. Ach, Member	By:	John Southworth, Mgr. of Distribution

Date:	8/2/06	Date:	8/2/06

Independent Veterinary Group LLC:

Sign:	/s/ Anne W. Bohmer

By:	Anne W. Bohmer, Member

Date:	8/2/06